Exhibit 21

SUBSIDIARIES OF ANR PIPELINE COMPANY

                                                                   State of
                                                                 Incorporation

ANR Atlantic Pipeline Company..................................    Delaware
ANR Energy Conversion Company..................................    Michigan
ANR Field Services Company.....................................    Delaware
ANR Iroquois, Inc..............................................    Delaware
ANR Mayflower Company..........................................    Delaware
ANR Southern Pipeline Company..................................    Delaware
American Natural Offshore Company..............................    Delaware
   Subsidiaries:
     Texas Offshore Pipeline System, Inc.......................    Delaware
     Unitex Offshore Transmission Company......................    Delaware